Exhibit 32
                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


Barry M. Donohue, President and Chief Executive Officer, and William M. Gilfillan, Executive Vice President and Chief Financial Officer of Atlantic Liberty Financial Corp. (the "Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended June 30, 2004 and that to the best of their knowledge:

     1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Atlantic Liberty Financial Corp. and will be retained by Atlantic Liberty financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.



November 12, 2004                          /s/Barry M. Donohue
------------------                         -------------------------------------
Date                                       Barry M. Donohue
                                           President and Chief Executive Officer


November 12 , 2004                         /s/William M. Gilfillan
-------------------                        -------------------------------------
Date                                       William M. Gilfillan
                                           Executive Vice President and Chief
                                           Financial Officer



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